Baker & McKenzie LLP 2300 Trammell Crow Center 2001 Ross Avenue Dallas, Texas 75201 Tel: +1 214 978 3000 Fax: +1 214 978 3099 www.bakermckenzie.com

EXHIBIT 5.1

Asia
Pacific

Bangkok

Beijing

Hanoi

Ho Chi Minh City

Hong Kong

Jakarta

Kuala Lumpur

Manila

Melbourne

Shanghai

Singapore

Sydney

Taipei

Tokyo

Europe &
Middle East

Abu Dhabi

Almaty

Amsterdam

Antwerp

Bahrain

Baku

Barcelona

Berlin

Brussels

Budapest

Cairo

Dusseldorf

Frankfurt / Main

Geneva

Kyiv

London

Luxembourg

Madrid

Milan

Moscow

Munich

Paris

Prague

Riyadh

Rome

St. Petersburg

Stockholm

Vienna

Warsaw

Zurich

North & South America

Bogota

Brasilia

Buenos Aires

Caracas

Chicago

Dallas

Guadalajara

Houston

Juarez

Mexico City

Miami

Monterrey

New York

Palo Alto

Porto Alegre

Rio de Janeiro

San Diego

San Francisco

Santiago

Sao Paulo

Tijuana

Toronto

Valencia

Washington, DC

November 28, 2017

IronClad Encryption Corporation

One Riverway, 777 South Post Oak Lane, Suite 1700

Houston, Texas 77056

Re:            Registration Statement on Form S-1 for IronClad Encryption Corporation

Ladies and Gentlemen:

We are acting as special securities counsel to IronClad Encryption Corporation, a corporation organized under the laws of Delaware (the “Company”), in connection with the preparation and filing of the Company’s Registration Statement on Form S-1 (as amended or supplemented, the “Registration Statement”) to be filed under the U.S. Securities Act of 1933, as amended (the “Securities Act”), with the U.S. Securities and Exchange Commission (the “SEC”). The Registration Statement relates to the registration of 5,482,500 shares of Class A common stock, par value $0.001 of the Company (the “Shares”), 1,000,000 of which (the “Equity Line Shares”) are being offered by Tangiers Global, LLC, 225,000 of which (the “Warrant Shares”) are being offered by Delaney Equity Group, LLC and 4,257,500 of which (the “Outstanding Shares”) are being offered by certain stockholders of the Company (together with Tangiers Global, LLC and Delaney Equity Group, LLC, the “Selling Stockholders”).

In connection therewith, we have examined such documents, records, certificates, resolutions and other instruments deemed necessary as a basis for this opinion, and we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

1. As of the date hereof, the issuance of the Outstanding Shares has been duly authorized and the Outstanding Shares are validly issued, fully paid and nonassessable.

2. As of the date hereof, the Equity Line Shares and the Warrant Shares have been duly and validly authorized, and if and when issued and paid for in accordance with the terms of the Investment Agreement by and between the Company and Tangiers Global, LLC and the Advisor Consulting Agreements by and between the Company and Delaney Equity Group, LLC, will be validly issued, fully paid and nonassessable.

Baker & McKenzie LLP is a member of Baker & McKenzie International, a Swiss Verein.

Our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the offering of the Shares by the Selling Stockholders.

We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto. In providing this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

Very truly yours,

/s/ Baker & McKenzie LLP

BAKER & McKENZIE LLP

IronClad Encryption Corporation November 28, 2017	Page 2